EXHIBIT 21.1

                         Subsidiaries of the Registrant

Set forth below is a listing, by name and jurisdiction of incorporation, of each corporation which is, as of the date of this Report, a subsidiary of the Registrant. Unless otherwise indicated, each such corporation is a 100% owned subsidiary of the Registrant.

1)   Allstate Pool Business, L.P., a Delaware limited partnership.

2)   Allstate Pool Supplies, Inc., a Delaware corporation.

3)   Atlantic Pump & Equipment Company of Miami, Inc., a Florida corporation.

3) Atlantic Pump & Equipment Company of West Palm Beach, Inc., a Florida corporation.

4)   Bestroute.com, LLC. - a New York limited liability corporation.

5)   Carolina Pump & Supply Corporation, a Rhode Island corporation.

6) Cayesteel, Inc., a Georgia corporation, a 100% owned subsidiary of WCC Merger Corporation.

7)   CF Fluid Controls, Inc., a Texas corporation.

8)   Chad Supply, Inc., a Florida corporation.

9)   Coastal Wholesale, Inc., a Florida corporation.

10)  Dominion Pipe & Supply Corporation, a Virginia corporation.

11)  Dominion Pipe Fabricators, Inc., a Virginia corporation.

12)  Douglas Leonhardt & Associates, Inc., a North Carolina corporation.

13)  ELASCO Agency Sales, Inc., an Illinois corporation.

14)  Elec-Tel Supply Company, a Georgia corporation.

15)  Electric Laboratories and Sales Corporation, a Delaware corporation.

16)  FES Merger Corporation, Inc., a Florida corporation.

17) Gayle Supply Company, Inc., an Alabama corporation. Subsidiaries of the Registrant (continued)
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                                                                    EXHIBIT 21.1

18)  Gilleland Concrete Products, Inc., a Georgia corporation.

19)  H Venture Corporation, a Florida corporation.

20)  HHH, LLC., a Delaware limited liability corporation.

21)  HSI Acquisition Corporation, an Ohio corporation.

22)  HSI Bestroute Investment, Inc., a Florida corporation.

23)  HSI Corp., a Delaware corporation.

24)  HSI Fusion Services, Inc., a Florida corporation.

25)  HSI Indiana, LLC., - a Indiana limited liability corporation.

26)  HSI North Carolina LLC., a North Carolina limited liability corporation.

27)  Hughes Supply IP, Inc., a Delaware corporation.

25)  Hughes Supply Foundation, Inc., a Florida not-for-profit corporation.

28)  Hughes Supply Management Services, Inc., a Delaware corporation.

29)  Hughes Supply Shared Services, Inc. - a Delaware corporation.

28)  Hughes Water & Sewer Company, a West Virginia corporation.

29)  Juno Industries, Inc., a Florida corporation.

30)  Kamen Supply Company, Inc., a Kansas corporation.

31)  Kingston Pipe Industries, Inc., a Rhode Island corporation.

32)  L & T of Delaware, Inc., a Delaware corporation.

33)  Merex Corporation, a Texas corporation.

34)  Merex  De  Mexico,   Sociedad  Anonima  De  Capital   Variable,   a  Mexico
     corporation, 75% owned.

                   Subsidiaries of the Registrant (continued)

35) Merex Diesel Power, Sociedad Anonima De Capital Variable, a Mexico corporation, 75% owned.
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                                                                    EXHIBIT 21.1

36)  Metals Inc., an Oklahoma corporation.

37)  Metals, Inc. - Gulf Coast Division, an Oklahoma corporation.

38)  Mills & Lupton Supply Company, a Tennessee corporation.

39)  Moore Electric Supply, Inc., a North Carolina corporation.

40)  Mountain Country Supply, Inc., an Arizona corporation.

41)  Olander & Brophy, Inc., a Pennsylvania corporation.

42)  One Stop Supply, Inc., a Tennessee corporation.

43)  Paine Supply of Jackson, Inc., a Mississippi corporation.

44)  Palm Pool Products, Inc., a Michigan corporation.

45)  Panhandle Pipe & Supply Company, Inc., a West Virginia corporation.

46)  Port City Electrical Supply, Inc., a Georgia corporation.

47)  R & G Plumbing Supply, Inc., an Alabama corporation.

48)  Reaction Supply Corporation, a California corporation.

49)  Shrader Holding Company, Inc., an Arkansas corporation.

50)  Southwest Stainless, L.P., a Delaware limited partnership.

51)  Stainless Tubular Products, Inc., an Oklahoma corporation.

52)  Union Merger Corporation, a North Carolina corporation.

53)  USCO Inc., a North Carolina corporation.

54) U.S. Fusion Services, Inc., a Louisiana corporation. Subsidiaries of the Registrant (continued)


55)  Virginia Water & Waste Supply Company, Inc., a Virginia corporation.

56)  Waterworks Sales Company, a Colorado corporation.

57)  Waterworks Holding Co., a Colorado corporation.

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                                                                    EXHIBIT 21.1

58)  Warner Waterworks Sales Company of Wyoming, a Wyoming corporation.

59)  WCC Merger Corporation, a Georgia corporation.

60)  Wholesale Electric Supply Corporation, a New York corporation.

61)  World-Wide Travel Network, Inc., a Florida corporation.

62)  Z&L Acquisition Corporation, a Delaware corporation.